                                                                   Exhibit 10.16












                                CREDIT AGREEMENT

                                     between




                      MACKENZIE INVESTMENT MANAGEMENT INC.
                                       AND
                                ITS SUBSIDIARIES


                                       and




                            FIRST UNION NATIONAL BANK



                             as of October 13, 1999

                                TABLE OF CONTENTS

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                                                                                                               PAGE
                                                                                                               ----
Preliminary Statement                                                                                            1

ARTICLE I
                     DEFINITIONS                                                                                 1

ARTICLE II
                     LINE OF CREDIT                                                                              6
                     2.1      Line of Credit                                                                     6
                     2.2      30-Payout Period Semi-Annually                                                     6
                     2.3      Line of Credit Interest                                                            7
                     2.4      Repayment of Line of Credit                                                        7
                     2.5      Line of Credit Advances                                                            7
                     2.6      Purpose of Line of Credit Loans                                                    7
                     2.7      Optional Reductions in Availability                                                8

ARTICLE III
                     ADDITIONAL PROVISIONS RELATING TO THE LINE OF CREDIT LOAN                                   8
                     3.1      Interest Rate Limitation                                                           8
                     3.2      Interest and Fee(s) Computation                                                    8
                     3.3      Payments to Principal Office                                                       8
                     3.4      Default Rate                                                                       9
                     3.5      Limitation of All Advances                                                         9
                     3.6      Indebtedness                                                                       9
                     3.7      Special Loan Account                                                               9
                     3.8      Prepayments                                                                        9

ARTICLE IV
                     CONDITIONS TO LINE OF CREDIT LOAN                                                           9
                     4.1      Representations and Warranties                                                     9
                     4.2      Execution of Credit Documents                                                     10
                     4.3      Performance of Obligations                                                        10
                     4.4      Documentation                                                                     10
                     4.5      Payment of Commitment Fee                                                         10
                     4.6      Material Adverse Change                                                           10
                     4.7      Events of Default or Unmatured Events of Default                                  11


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
ARTICLE V
                     REPRESENTATIONS AND WARRANTIES                                                             11
                     5.1      Incorporation                                                                     11
                     5.2      Power and Authority                                                               11
                     5.3      Indebtedness                                                                      11
                     5.4      Litigation                                                                        12
                     5.5      Tax Returns                                                                       12
                     5.6      Contract or Restriction                                                           12
                     5.7      ERISA Requirement                                                                 12
                     5.8      Possession of Franchises and Licenses                                             13
                     5.9      Governmental Authorization                                                        13
                     5.10     Financial Condition; Capital Expenditures                                         13
                     5.11     Compliance with Laws                                                              13
                     5.12     Regulation U                                                                      13
                     5.13     Material Facts                                                                    14
                     5.14     Title to Assets                                                                   14
                     5.15     Claims and Offsets                                                                14
                     5.16     Intent and Effect of Transactions                                                 14
                     5.17     Investment Company                                                                15

ARTICLE VI
                     COVENANTS                                                                                  15
                     6.1      Reports, Certificates and Other Information                                       15
                     6.2      Tangible Net Worth                                                                16
                     6.3      Use of Line of Credit Loan Proceeds                                               16
                     6.4      Maintenance of Business and Properties                                            16
                     6.5      Insurance                                                                         17
                     6.6      Notices                                                                           17
                     6.7      Inspections                                                                       17
                     6.8      Liens                                                                             17
                     6.9      Merger, Sale, Etc                                                                 18
                     6.10     Margin Stock                                                                      18
                     6.11     Payment of Taxes, Etc                                                             18
                     6.12     Subordination                                                                     18
                     6.13     Compliance with Laws                                                              18
                     6.14     Deposit Accounts                                                                  18
                     6.15     ERISA                                                                             18
                     6.16     Further Assurances                                                                19
                     6.17     Maintain Existence and Rights                                                     19
                     6.18     Year 2000 Compatibility                                                           19
                     6.19     Fiscal Year Change                                                                20



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
ARTICLE VII
                     EVENTS OF DEFAULT                                                                         20
                     7.1      Events of Default                                                                20
                     7.2      Remedies                                                                         22

ARTICLE VIII
                     MISCELLANEOUS                                                                             23
                     8.1      Waiver of Default                                                                23
                     8.2      Amendments and Waivers                                                           23
                     8.3      Notices                                                                          23
                     8.4      No Waiver; Cumulative Remedies                                                   24
                     8.5      Survival of Representations, Warranties and
                              Agreements                                                                       25
                     8.6      Set Off by Bank                                                                  25
                     8.7      Entire Agreement                                                                 25
                     8.8      Enforceability                                                                   25
                     8.9      Reimbursement of Expenses                                                        25
                     8.10     Execution of Counterparts                                                        26
                     8.11     Stamp or Other Taxes                                                             26
                     8.12     Waiver of Jury Trial; Arbitration                                                26
                     8.13     Governing Law                                                                    28


                     SCHEDULES

Schedule 1.1(A)               Permitted Liens

Schedule 5.1                  List of Subsidiaries




                                CREDIT AGREEMENT


          This Credit Agreement made and entered into as of October 13, 1999 (together with any renewals, extensions, amendments, modifications, restatements and/or supplements hereto, this "Agreement"), between MACKENZIE INVESTMENT MANAGEMENT INC., a Delaware corporation ("Mackenzie") and its Subsidiaries as hereinafter defined (collectively, "Borrower"), and FIRST UNION NATIONAL BANK, a national banking association ("Bank").

                              PRELIMINARY STATEMENT

          WHEREAS, Borrower has requested that Bank make available a line of credit in the original available amount of $10,000,000 for general working capital purposes; and

          WHEREAS, subject to the terms and conditions set forth herein, Bank has agreed to make available such revolving loan;

          NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by each of Borrower and Bank, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement, all terms used herein without definition that are defined in the Uniform Commercial Code, as enacted and in force from time to time in the State of Florida (the "Uniform Commercial Code"), have the same meanings herein as they have in the Uniform Commercial Code. In addition, the following terms have the following meanings:

          "ADVANCE" or "ADVANCES" (as the context may require) means an advance of loan monies to Borrower pursuant to this Agreement on any given Business Day.

          "AFFILIATE" or "AFFILIATES" (as the context may require) means, as to any Person, (i) any individual related by blood or marriage and (ii) any corporation or other Person directly or indirectly owned or controlled by, owning or controlling or under common ownership or control with such Person. "Control" shall be deemed to include, but shall not be limited to, the power, directly or indirectly, to direct or cause the direction of the management or policies of another Person, whether through ownership, common directors, trustees or officers, by contract or otherwise.

          "BANKRUPTCY CODE" means Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss. 101, ET SEQ.

          "BORROWER" means collectively Mackenzie Investment Management Inc., a Delaware corporation, and all of its Subsidiaries.

          "BUSINESS DAY" means a day on which Bank's Principal Office is open for business; and "LONDON BUSINESS DAY" means any Business Day that is also a day on which banking institutions in London, England are open for business.

          "COLLATERAL" means all of (a) the collateral described in any security agreement, pledge agreement or mortgage that Borrower may grant to Bank; (b) any other assets of Borrower in which Bank has a security interest; (c) any renewals, additions, substitutions, replacements or betterments thereto; and (d) all proceeds and products thereof.

          "CREDIT DOCUMENT" or "CREDIT DOCUMENTS" (as the context may require) means this Agreement, the Line of Credit Note, and all other affidavits, documents, instruments, certificates or agreements to be delivered pursuant to the terms hereof or otherwise evidencing the Line of Credit or any other indebtedness of Borrower to Bank, other than swap agreements (as defined in 11 U.S.C. ss.101) with Bank or its Affiliates.

          "EFFECTIVE TANGIBLE NET WORTH" means THE EXCESS OF total assets OVER total liabilities, with total assets and total liabilities each to be determined in accordance with Generally Accepted Accounting Principles consistently applied, PROVIDED, HOWEVER, that, for purposes of this computation, (i) all assets that would be classified as intangibles under Generally Accepted Accounting Principles, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), organizational expenses, trademarks, trade names, copyrights, service marks, brand names, patents, patent applications, franchises, other intellectual property rights and licenses and rights in any thereof, shall be excluded from the determination of total assets, and (ii) total liabilities shall include all liabilities that would be classified as such under Generally Accepted Accounting Principles, including without limitation all capitalized leases, all synthetic leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, but shall exclude debt fully subordinated to Bank on terms and conditions acceptable to Bank.

          "ERISA" means the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

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          "EVENT OF DEFAULT" shall have the meaning specified in ARTICLE VIII hereof.

          "EXECUTIVE OFFICER" means any one of the chief executive officer, the chief financial officer or the chief operating officer of Mackenzie.

          "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the then prevailing principles and practices of the accounting profession conforming to the standards of the American Institute of Certified Public Accountants.

          "INDEBTEDNESS" of a Person means all indebtedness including, without limitation, (a) indebtedness for borrowed money; indebtedness for (or deferred purchase price in connection with) the acquisition of property or assets; indebtedness obligations evidenced by debentures, notes or other similar instruments; reimbursement or other similar obligations arising in connection with letters of credit (whether drawn or undrawn), surety bonds or reimbursement obligations therefor; "synthetic leases"; and indebtedness of third parties secured by any lien, pledge or other encumbrance on the property or assets of the Person in question, whether or not such indebtedness is assumed; (b) all liability by way of endorsements (other than for collection or deposit in the ordinary course of business); (c) all guarantees of indebtedness (including any agreement, contingent or otherwise, to purchase any obligation representing such indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or any other balance sheet or income statement condition, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others, or any other arrangement in substance affecting any of the foregoing); (d) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and (e) obligations as lessee under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded or classified as capital leases or financing leases.

          "INTEREST PERIOD" means one (1) month, PROVIDED, that:

                     (a) If any Interest Period otherwise would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                     (b) Any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

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          "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

          "LIBOR MARKET INDEX RATE," for any day, means the rate (rounded to the next higher 1/100 of 1%) for one-month United States dollar-denominated deposits as reported (or if not so reported, then as determined by Bank from another recognized source of interbank quotation) on Telerate page 3750 as of 11:00 a.m., London time, for such day; PROVIDED that if such day is not a London Business Day, then for the immediately preceding London Business Day; and PROVIDED, FURTHER, that if such rate is not so reported, then the rate shall be as determined by Bank from another recognized source or interbank quotation.

          "LIENS" means any mortgage, pledge, encumbrance, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing, lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

          "LINE OF CREDIT" means the line of credit in the original principal amount of US$10,000,000 made available hereunder, the terms of borrowing for which are set forth in ARTICLE II hereof.

          "LINE OF CREDIT NOTE" means that certain promissory note made by Borrower to and in favor of Bank in the original principal amount of US$10,000,000, evidencing the obligations of Borrower arising with respect to the Line of Credit, together with any renewals, modifications, restatements, supplements, extensions or amendments thereto.

          "LINE OF CREDIT LOAN" means collectively, the loans from Bank to Borrower evidenced by the Line of Credit Note and the other Credit Documents.

          "MACKENZIE" means Mackenzie Investment Management Inc., a Delaware corporation.

          "MATURITY DATE" means October 11, 2000; PROVIDED, HOWEVER, that Bank may, on one or more occasions and in its sole and absolute discretion, extend the Maturity Date in effect with respect to the Line of Credit for additional period of not more than 364 days by providing written notice to Mackenzie of each such election to extend the Maturity Date.

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          "MAXIMUM LINE OF CREDIT COMMITMENT" means US$10,000,000 LESS the amount of all Optional Reductions made pursuant to SECTION 2.6.

          "OPTIONAL REDUCTION" or "OPTIONAL REDUCTIONS" (as the context may require) means any or all permanent reductions in the Line of Credit pursuant to
SECTION 2.6.

          "PERMITTED LIENS" means:

                    (a) Liens for taxes and other statutory Liens, Liens of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, and similar Liens arising out of operation of law so long as the obligations secured thereby are not past due or are being contested as permitted herein;

                    (b) Liens described on SCHEDULE 1.1(A) hereto; and

                    (c) Such other Liens as Bank may consent to in writing from time to time.

          "PERSON" means any individual, firm, corporation, company, partnership, trust, trustee, agent, employee, organization, association or entity.

          "PRINCIPAL OFFICE" means the office of Bank at First Union National Bank Building, 214 Hogan Street, Jacksonville, Florida 32202, or such other address as Bank may from time to time designate by notice to Borrower.

          "REVOLVING CREDIT PERIOD" means the period commencing on the date of this Agreement and terminating on the Maturity Date.

          "SALE" means any sale, transfer, assignment, or other disposition, whether or not for value or for fair value, and regardless of the consideration (cash, property or otherwise), if any, transferred therefor.

          "SUBSIDIARY" or "SUBSIDIARIES" (as the context may require) means any and all corporations, partnerships or other Persons in which Borrower (or other Person as the context may require), directly or indirectly, through ownership of other entities or otherwise, owns more than fifty percent (50%) of any class of stock, capital or income interest, equity interest or other beneficial interest, or which is effectively controlled by Borrower or such other Person.

          "TAX" or "TAXES" (as the context may require) of a Person means any federal, state, county, local, or other tax (including, without limitation, income, profits, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, production, transfer, withholding, employment and payroll-related, real estate and property taxes, import duties, alternative minimum tax and other similar governmental charges and assessments) due from or in respect of such Person, and including interest, additions to tax or interest, and penalties with respect thereto.

          "TAXING AUTHORITY" means any governmental or regulatory body with jurisdiction over matters relating to the payment of Taxes.

          "UNMATURED EVENT OF DEFAULT" means the occurrence of any event that with the giving of notice, the lapse of time or both would constitute an Event of Default.


                                   ARTICLE II

                                 LINE OF CREDIT

          2.1 LINE OF CREDIT. Upon the terms and subject to the conditions of this Agreement and the other Credit Documents, and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, Bank agrees to make available to Borrower, during the Revolving Credit Period, Advances under the Line of Credit in an aggregate amount not exceeding at any time the sum of Ten Million and No/100 United States Dollars (US $10,000,000). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, Borrower may, subject to the terms and conditions contained in the Credit Documents, borrow, pay, reborrow and repay extensions of credit in respect of the Line of Credit Note, any such payment or repayment to be made in immediately available funds. Advances made to Borrower under the Line of Credit shall be evidenced by the Line of Credit Note, which Borrower has delivered on the date hereof. Pursuant to the Line of Credit, Borrower may borrow from Bank on a revolving basis, from time to time, during the Revolving Credit Period, such aggregate amounts as Borrower may request in accordance with the requirements of this Agreement; PROVIDED, HOWEVER, that the aggregate principal sum of all amounts so requested and outstanding at any one time under the Line of Credit Note shall never exceed the Maximum Line of Credit Commitment. Upon the termination of the Revolving Credit Period, no additional Advances will be made under the Line of Credit and the Line of Credit Note shall be due and payable in full.

          2.2 30-PAYOUT PERIOD SEMI-ANNUALLY. Notwithstanding anything to the contrary herein, Borrower agrees that, so long as any amounts are owing under the Line of Credit Note or Bank has any obligation to make Advances available under this Agreement, Borrower shall pay down the aggregate outstanding principal balance of all Advances under the Line of Credit to a maximum of One Hundred Dollars (US$100.00) for thirty (30) consecutive days during each six-month period.

          2.3 LINE OF CREDIT INTEREST. From the date hereof until the Maturity Date, Borrower shall pay accrued and unpaid interest on the outstanding principal amount of Advances under the Line of Credit at a per annum rate equal to the LIBOR Market Index Rate PLUS 1.50% (150 basis points), such per annum rate to change as and when the LIBOR Market Index Rate shall change. Interest on the outstanding principal balance of the Line of Credit Note shall be payable monthly on the last Business Day of each month, commencing October 29, 1999 and continuing thereafter until maturity.

          2.4 REPAYMENT OF LINE OF CREDIT. Unless repayment is demanded sooner by Bank or is otherwise due sooner pursuant to the terms of ARTICLE VII, Borrower shall make payment in full of the entire outstanding principal amount of the Line of Credit Note and all accrued and unpaid interest thereon on the Maturity Date.

          2.5 LINE OF CREDIT ADVANCES. Any request for an Advance under the Line of Credit Note shall be signed by an Executive Officer of Mackenzie, and shall specifically request a borrowing of funds under the Line of Credit and certify that, to the best of his or her knowledge after due inquiry, (1) no Event of Default and no Unmatured Event of Default has occurred or is continuing under the terms of any of the Credit Documents, and (2) all representations and warranties contained in the Credit Documents are true and correct as of the date of such requested Advance, and all obligations to be performed by Borrower under the Credit Documents have been duly performed. Any request for an Advance (a) shall be given to Bank not later than 12:00 noon, Eastern Standard Time, on the Business Day upon which the Advance is requested to be advanced, (b) shall state the amount and date of the requested Advance, (c) shall be, and shall state that it is, requested for a purpose that is permitted by this Agreement and, in any event, is not for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and (d) shall be confirmed and verified to Bank's satisfaction.

          2.6 PURPOSE OF LINE OF CREDIT LOANS. Any Advances made to Borrower hereunder shall be used by Borrower solely to provide working capital in the normal operation of Borrower's business, including short-term capital expenditure financing. Without limiting the generality of the foregoing, Borrower shall not use, and shall not allow any Affiliate to use, any of such funds for any impermissible purpose and shall in no event use, or permit any Affiliate to use, any of such funds for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

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          2.7 OPTIONAL REDUCTIONS IN AVAILABILITY. The principal amount available under the Line of Credit may be permanently reduced, in whole or in part, at the written request of Borrower (an "Optional Reduction"), PROVIDED that the principal amount then outstanding under the Line of Credit Note shall be equal to or less than the amount available under the Line of Credit as so reduced.


                                   ARTICLE ILL

          ADDITIONAL PROVISIONS RELATING TO THE LINE OF CREDIT LOAN

          3.1 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any of the Credit Documents, if any specified interest rate shall exceed the maximum rate permitted by applicable law as in effect from time to time, Borrower shall pay interest at the highest permissible rate, which rate shall change as and when the highest permissible rate shall change. If Borrower makes an interest payment under any of the Credit Documents that exceeds the maximum amount of interest permitted by applicable law, the excess of such payment above the maximum amount that lawfully may be paid shall be credited toward the payment of principal due under such Credit Document; or, if Borrower makes an interest payment that exceeds the maximum amount of interest permitted by applicable law and all principal thereunder shall have been previously or thereby paid in full, such payment shall be deemed to have been the result of mathematical error and Bank shall refund to Borrower, as applicable, the amount of such payment that is in excess of the amount that lawfully may be paid.

          3.2 INTEREST AND FEE(S) COMPUTATION. Interest and fees, if any, shall be computed on the based of a 360-day year for the actual number of days in the applicable period.

          3.3 PAYMENTS TO PRINCIPAL OFFICE. Each payment of principal (including any prepayment), interest and any other amount required to be paid to Bank pursuant to this Agreement or in any other Credit Document shall be made to Bank at its Principal Office, in immediately available funds constituting legal tender in the United States of America for the payment of public and private debts, on or before 1:00 p.m. Jacksonville, Florida, time on the date such payment is due. IN CASE ANY SUCH PAYMENT IS NOT SO MADE, BANK IS HEREBY AUTHORIZED TO, BUT SHALL NOT BE OBLIGATED TO, DEBIT THE AMOUNT OF SUCH PAYMENT FROM ANY ONE OR MORE ACCOUNTS OF BORROWER WITH BANK.



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



          3.4 DEFAULT RATE. In the event that any payment of principal of, interest on or other amount with respect to this Agreement, the Line of Credit Note or any of the other Credit Documents is not made when due, such amount shall continue to be an obligation of Borrower hereunder and shall bear interest from the due date thereon until paid in full in the manner provided in SECTION
3.2 hereof, at a rate of interest per annum equal to two percent (2%) IN EXCESS OF the rate specified in the SECTION 2.3.

          3.5 LIMITATION OF ALL ADVANCES. Notwithstanding any other provision of this Agreement, no Advance hereunder shall be made if the conditions precedent contained herein and in the other Credit Documents have not been fully satisfied and performed. Bank shall not be obligated to honor any request for an Advance if an Event of Default or an Unmatured Event of Default shall have occurred or be continuing. In addition, Bank shall not be obligated to fund any amount in excess of its lending limitation as determined by applicable law; IT BEING UNDERSTOOD that the aggregate amount presently being lent to Borrower, pursuant to this Agreement and under the circumstances presently encompassing Borrower and Bank, is in compliance with the lending limitations as are applicable to Bank.

          3.6 INDEBTEDNESS. At the time of each Advance made under or pursuant to this Agreement, Borrower shall immediately become indebted to Bank for the amount of such Advance, which Advance shall be made in immediately available funds.

          3.7 SPECIAL LOAN ACCOUNT. Bank may deposit the proceeds of the Line of Credit Loan into an account of Borrower maintained with Bank.

          3.8 PREPAYMENTS. Any prepayment of the Line of Credit Loan shall not affect Borrower's obligation to continue making payments under any swap agreement (as defined in 11 U.S.C. ss. 101) with Bank or its affiliates which will remain in full force and effect notwithstanding any such prepayment.


                                   ARTICLE IV

                        CONDITIONS TO LINE OF CREDIT LOAN

          The obligation of Bank to make the Line of Credit Loan hereunder is subject to the following conditions precedent, which must be satisfied at the time each Advance is to be made hereunder:

          4.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Borrower in the Credit Documents or in any list, schedule, document or certificate delivered to Bank in connection herewith or therewith shall have been true as of the time made and shall be true on the date of each Advance.

          4.2 EXECUTION OF CREDIT DOCUMENTS. Borrower shall have delivered all Credit Documents not previously executed and delivered to Bank, duly executed by all of the parties thereto.

          4.3 PERFORMANCE OF OBLIGATIONS. Borrower shall have performed all of its obligations under the Credit Documents to be performed on or before the date of the Advance.

          4.4 DOCUMENTATION. All instruments and documents incident to the issuance and delivery of the Credit Documents shall be satisfactory in form and substance to Bank and counsel for Bank; and Bank shall have received:

                     (1) Two executed counterparts of each of this Agreement and each of the other Credit Documents not previously executed and delivered to Bank (other than the Line of Credit Note, as to which only one counterpart shall be executed and delivered to Bank);

                     (2) Certified copies of the Articles of Incorporation, By-Laws and resolutions of Mackenzie and each Subsidiary, in each case authorizing the transactions contemplated by the Credit Documents;

                     (3) Good standing certificate of Mackenzie and each Subsidiary, certified by the Secretary of State of its state of organization dated as of a date not more than fifteen (15) days prior to the date hereof;

                     (4) All other documents that it may reasonably request; and

                     (5) With respect only to the initial closing of this Agreement, the favorable opinion of counsel for Borrower, in form and substance reasonably satisfactory to Bank and its counsel, as to such matters as Bank may reasonably request.

          4.5 PAYMENT OF COMMITMENT FEE. Borrower shall have paid to Bank, in immediately available funds, a non-refundable commitment fee in the amount of US $37,500.00.

          4.6 MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred in the business, operations or condition (financial or otherwise) of Borrower.

          4.7 EVENTS OF DEFAULT OR UNMATURED EVENTS OF DEFAULT. No Event of Default or Unmatured Event of Default shall exist.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          In order to induce Bank to enter into this Agreement and to commit to make the Advances hereunder, Borrower hereby represents and warrants to Bank (which representations and warranties shall survive the delivery of the Credit Documents and the making of the Advances) as follows:

          5.1 INCORPORATION. Mackenzie and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power to own its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business makes such qualification necessary, and is in good standing in all such jurisdictions. Attached SCHEDULE 5.1 sets forth a true, correct and complete list of all Subsidiaries, their respective jurisdiction of organization, and all jurisdictions in which such entity is qualified to do business.

          5.2 POWER AND AUTHORITY. Each Borrower has the legal capacity and right, and is duly authorized under all applicable provisions of law, to execute, deliver and perform each of the Credit Documents, and all corporate and other action on the part of such Borrower required for the lawful execution, delivery and performance thereof has been duly taken. Each of the Credit Documents, upon execution and delivery thereof, will be a valid and binding obligation of each Borrower, enforceable in accordance with its respective terms. Neither the execution or delivery of the Credit Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ or decree, the Articles of Incorporation or Bylaws of any Borrower, or any agreement or instrument to which any Borrower is now or hereafter becomes a party, or create any lien, charge or encumbrance upon any of Borrowers' property or assets pursuant to the terms of any agreement or instrument to which any Borrower is a party or by which any Borrower or any of their properties are bound.

          5.3 INDEBTEDNESS. Mackenzie and its Subsidiaries have no Indebtedness other than or in excess of the amounts set forth in their most recent consolidated financial statements or in SCHEDULE 1.1A hereto.

          5.4 LITIGATION. There are no pending or, to the best of Borrower's knowledge, threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency that could materially adversely affect the properties, business or condition, financial or otherwise, of Mackenzie or its Subsidiaries, or in any way adversely affect or call into question the power or authority of any Borrower to enter into or perform any of the Credit Documents or the validity or enforceability of any of the Credit Documents.

          5.5 TAX RETURNS. Mackenzie and its Subsidiaries have filed all Tax returns, statements, reports and forms (collectively, the "Returns") required to be filed by them with any Taxing Authority in accordance with all applicable laws. Mackenzie and its Subsidiaries have timely paid or made provision for (in accordance with Generally Accepted Accounting Principles) all Taxes shown as due and payable on the Returns that have been filed, and will timely pay or make provisions for all Taxes shown to be due on the Returns. There are no liens or other encumbrances for Taxes upon the assets or properties of Mackenzie or its Subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return required to be filed with respect to Mackenzie or its Subsidiaries. So long as any amounts are outstanding under the Line of Credit Note, neither Mackenzie nor its Subsidiaries will request any extension of time to file any Return unless such extension is not requested as a result of or in connection with a materially adverse event or circumstance affecting Mackenzie or its Subsidiaries that has not been previously disclosed to Bank in writing. All Taxes which are required to be withheld or collected by Mackenzie or its Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly deposited as required by applicable law.

          5.6 CONTRACT OR RESTRICTION. Neither Mackenzie nor its Subsidiaries is a party to or bound by any contract or agreement and is not subject to any charter or other corporate restrictions that could materially and adversely affect the business, properties or condition, financial or otherwise, of Mackenzie or its Subsidiaries or adversely affect or call into question the power or authority of any Borrower to enter into or perform any of the Credit Documents or the validity or enforceability of any of the Credit Documents.

          5.7 ERISA REQUIREMENT. Neither Mackenzie nor its Subsidiaries has incurred any material accumulated funding deficiency within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with it (within the meaning of Section 424(c) of the IRC or of Section 4001(b) of ERISA), or in which its employees are entitled to participate. No Reportable Event or prohibited transaction (each as defined in ERISA) in connection with any such plan has occurred and is continuing, Mackenzie and its Subsidiaries are in compliance with all requirements of ERISA and there are no circumstances that could cause the loss of any such plan's qualification under Section 401(a) of ERISA.

          5.8 POSSESSION OF FRANCHISES AND LICENSES. Mackenzie and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental subdivisions or regulatory authorities, free from restrictions, that are necessary in any material respect for the ownership, maintenance or operation of its properties and the conduct of its business as presently conducted, and neither Mackenzie nor its Subsidiaries is in violation of any thereof.

          5.9 GOVERNMENTAL AUTHORIZATION. No authorization, consent, approval, exemption, franchise, permit, license or action of or filing with any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance by any Borrower of any of the Credit Documents or the performance of any of the transactions contemplated hereby or thereby.

          5.10 FINANCIAL CONDITION: CAPITAL EXPENDITURES. The financial statements of Borrower previously delivered to Bank have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, subject to year-end adjustments and footnotes, and accurately reflect the financial condition of Borrower as of that date. Since that date, there has not been any materially adverse change in the business, operations or financial condition of Borrower, and Borrower has incurred no material liabilities other than those incurred in the ordinary course of business.

          5.11 COMPLIANCE WITH LAWS. Mackenzie and its Subsidiaries are in compliance in all material respects with all laws, statutes, rules, regulations, orders and decisions of all governmental authorities that apply to the conduct of their business, their properties or their assets, including without limitation statutes, regulations or ordinances, relating to (a) the handling, storage, discharge, leakage, emission, escape or release of any substance or material that may be considered a hazardous or toxic substance, waste or material under any governmental statute, regulation or ruling; (b) the discharge, release or emission of any pollutant on or into the soil, air or water; (c) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions; (d) land use requirements; and (e) trade and antitrust regulations. Mackenzie and its Subsidiaries have all permits, consents and approvals required by any governmental authority and are in compliance with all requirements, conditions and limitations contained in or imposed by such permits.

          5.12 REGULATION U. No part of the proceeds of any Advance will be or has been used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Borrower is not engaged as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by Bank, Borrower will furnish to Bank, in connection with any Advance, a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in Regulation U. In addition, no part of the proceeds of any Advance will be used for the purchase of commodity future contracts (or margins therefor for short sales) or any commodity. Neither the making of the Advances nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations U or X issued by the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereafter be in effect.

          5.13 MATERIAL FACTS. Neither any of the Credit Documents nor any affidavit, document, instrument, certificate or statement furnished to Bank by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower that has not been disclosed to Bank in writing that materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties or assets or the condition, financial or otherwise, of Borrower or its Subsidiaries.

          5.14 TITLE TO ASSETS. Borrower has and will have good and marketable title to its assets, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except as granted to Bank or Permitted Liens. Without limiting the generality of the foregoing, Borrower has not, nor will it permit, authorize or direct any other Person to execute, deliver and/or file any Uniform Commercial Code Financing Statement (Form UCC-1) in any jurisdiction with respect to any of its assets.

          5.15 CLAIMS AND OFFSETS. No Event of Default or Unmatured Event of Default exists and there is no defense, set off or counterclaim against payment of principal of or interest under the Line of Credit Note or against any other amounts due or that may become due under the Credit Documents.

          5.16 INTENT AND EFFECT OF TRANSACTIONS. The transactions provide for herein:

                    (a) Are not made or incurred with the intent to hinder, delay or defraud any Person to whom Borrower has been, is now or may hereafter become indebted;

                    (b) Do not render Borrower insolvent, nor is Borrower insolvent at the time the transactions provided for herein and the other Credit Documents are entered into;

                    (c) Do not leave Borrower with unreasonably small capital with which to engage in its business, or in any business or transaction in which it intends to engage; and

                    (d) Are not entered into with the intent to incur, or with the belief that Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

          5.17 INVESTMENT COMPANY. Neither Mackenzie nor any of its Subsidiaries is an "investment company, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated in connection therewith by the Securities and Exchange Commission.



                                   ARTICLE VI

                                    COVENANTS

          Borrower covenants and agrees that, so long as any portion of the Line of Credit Loan or any of Borrower's liabilities to Bank remain unpaid or outstanding, Borrower and each Subsidiary:

          6.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Shall furnish to
Bank:

                    (a) ANNUAL FINANCIALS. Within one hundred twenty (120) days after the end of each fiscal year of Borrower, (i) a copy of the audited financial statements of Borrower, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, together with an unqualified letter of an independent certified public accounting firm selected by Borrower and acceptable to Bank, and (ii) a copy of unaudited management prepared financial statements of each Subsidiary, prepared in accordance with Generally Accepted Accounting Principles, consistently applied. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flows and such other and further reports and schedules as may reasonably be requested by Bank, including but not limited to verification of Borrower's compliance with the financial covenants set forth in this Agreement. Such statements shall be prepared on a consolidated basis for Borrower and its Subsidiaries, and shall be certified as to their correctness by an Executive Officer of Borrower.

                    (b) QUARTERLY FINANCIALS. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, a copy of unaudited management-prepared quarterly financial statements of Borrower, prepared in accordance with Generally Accepted Accounting Principles, consistently applied.

Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flows together with supporting schedules and such other and further reports and schedules as may reasonably be requested by Bank, and verification of Borrower's compliance with the financial covenants set forth in this Agreement. Such statements shall be certified as to their correctness by an Executive Officer of Borrower.

                    (c) CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual report and each quarterly report provided for in this
SECTION 6.1, a certificate dated the date of each such report, signed by an Executive Officer of Borrower setting forth a calculation of each financial covenant and a certification to the effect that (i) such report provides a fair presentation of the financial position of Borrower as of the date of such report, and the results of operations for the periods so presented, and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it. Such certificate shall be in such form reasonably requested by Bank.

                    (d) FOCUS REPORT. Contemporaneously with the furnishing of a copy of each annual report provided for in this SECTION 6.1, a copy of the "Focus Report" as required by third-party regulatory agencies.

                    (e) MANAGEMENT LETTER. Within ten (10) days after delivery to Borrower, any management letter or similar report from Borrower's Independent auditors.

                    (f) OTHER INFORMATION. From time to time such other information concerning Borrower or its Subsidiaries as Bank may reasonably request.

          6.2 TANGIBLE NET WORTH. At all times from the date hereof, maintain an Effective Tangible Net Worth of not less than $50,000,000.

          6.3 USE OF LINE OF CREDIT LOAN PROCEEDS. Shall use the proceeds of the Line of Credit Loan only for the commercial purposes permitted herein or otherwise permitted by Bank and furnish Bank all evidence that it may reasonably require with respect to such use.

          6.4 MAINTENANCE OF BUSINESS AND PROPERTIES. Shall at all times maintain, preserve and protect all of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make, or cause to be made, all material necessary repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may continue to be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

          6.5 INSURANCE. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, as may be customary and usual for prudent businesses in its industry or as may be reasonably required by Bank and shall insure and keep insured all such properties with good and reputable insurance companies and satisfactory to Bank. All hazard insurance shall be in amounts and shall contain co-insurance and deductible provisions approved by Bank, and shall not be terminable except upon 30 days' written notice to Bank.

          6.6 NOTICES. Shall provide to Bank immediate written notice of (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) the receipt or tender of notification of cancellation to provide substantial investment advisory or investment management services for which Borrower is currently contractually obligated to perform; (c) any litigation or material changes in existing litigation which, if determined adversely to such Person, would likely result in a loss of $100,000 regardless of insurance coverage; (d) any damage or loss to property involving a loss of $100,000 regardless of insurance coverage or any judgment against Borrower or any Subsidiary of $100,000 regardless of insurance coverage; (e) any notice from taxing authorities as to claimed deficiencies or any tax Lien or any notice relating to alleged ERISA violations which, if determined adversely to such Person, would likely result in a loss of $100,000 or more; (f) any Reportable Event, as defined in ERISA; (g) any loss or threatened loss of licenses or permits if the result would be a loss of $100,000 or more; (h) any change of or decision to change Borrower's independent accountants; (i) if Borrower learns that any of its representations herein are untrue in any material respect; and (j) any notice or claim of violation or suspected violation of any laws, regulations or ordinances relating to hazardous or toxic materials, which, if determined adversely to such Person, would likely result in a loss of $100,000 or more.

          6.7 INSPECTIONS. Shall permit inspections, reviews and audits of its properties and records at such times and in such manner as may be reasonably required by Bank; provided that such inspections shall be limited to no more than two per year unless an Event of Default or an Unmatured Event of Default shall have occurred and is continuing. The cost of such audits, reviews and inspections shall be borne by Borrower if an Event of Default or an Unmatured Event of Default shall have occurred and is continuing or if they reveal the existence of an Event of Default or an Unmatured Event of Default.

          6.8 LIENS. Shall not create or permit to exist any Liens on any of its property or assets, other than Permitted Liens.

          6.9 MERGER, SALE, ETC. Shall not, without the prior written consent of Bank, reorganize, merge, consolidate, cause or permit to occur (i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or Affiliates, or enter into any business which is substantially different from the business or businesses in which it is presently engaged, (ii) the Sale of a material portion (10% or more) of the assets of Borrower, any of Borrower's Subsidiaries or Affiliates, if such sale is outside of the ordinary course of business, (iii) a material change in the ownership of or effective control of Borrower from the date hereof, (iv) any change in the ownership of more than 10% of the outstanding capital stock of Borrower, (v) the Sale of more than 50% of the outstanding capital stock or voting power of any Subsidiary or Affiliate of Borrower, whether in a single transaction or a series of transactions, (vi) the acquisition of all or substantially all of the business or assets or more than 50% of the outstanding capital stock or voting power of any other entity, (vii) the acquisition or formation of any Subsidiaries or the issuance by any Subsidiary of any capital stock (other than issuances to its current parent), or (vii) the merger or consolidation of Borrower or any of Borrower's Subsidiaries.

          6.10 MARGIN STOCK. Shall not use any proceeds of the Line of Credit Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

          6.11 PAYMENT OF TAXES, ETC. Shall pay before delinquent all of its material obligations, debts and taxes, except payment of taxes may, after written notice to Bank, be contested in good faith by appropriate proceedings provided adequate reserves are established as required by Generally Accepted Accounting Principles and further provided that neither Borrower nor any Subsidiary nor their respective assets are subject to any Liens for the nonpayment of such taxes or other onerous condition.

          6.12 SUBORDINATION. Shall cause all debt and other obligations now or hereafter owed to any Affiliate to be subordinated in right of payment and security to the Line of Credit Loan in accordance with subordination agreements satisfactory to Bank.

          6.13 COMPLIANCE WITH LAWS. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all environmental and safety laws.

          6.14 DEPOSIT ACCOUNTS. Shall maintain its primary investment, custodial depository, cash management and operating accounts with Bank.

          6.15 ERISA. Borrower shall cause each employee benefit plan qualified on the date hereof or hereafter qualified to remain qualified under Section 401(a) of the IRC and remain in compliance with the provisions of ERISA. With respect to any such plan, Borrower shall not cause or permit to be caused any material accumulated funding deficiency (as described in SECTION 5.7 hereof), any material liability to the Pension Benefit Guaranty Corporation, any Reportable Event or prohibited transaction (as described in SECTION 5.7 hereof), or any action, the effect of which could result in the loss of a Plan's compliance with ERISA or qualification under Section 401(a) of the IRC. Borrower shall furnish directly to Bank (i) as soon as possible, and in any event within 30 days after any executive officer of Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding $250,000, a statement of the president or chief financial officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 412 of the Internal Revenue Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Internal Revenue Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the president or chief financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of notice received by Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

          6.16 FURTHER ASSURANCES. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Credit Documents.

          6.17 MAINTAIN EXISTENCE AND RIGHTS. Shall cause to be done in all material respects all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply with all laws applicable to it, shall be qualified to do business and in good standing in the State of Florida and every other jurisdiction in which the nature of its business makes such qualification necessary and shall not suffer or permit its dissolution or liquidation, in whole or in part, or conveyance of any of its stock.

          6.18 YEAR 2000 COMPATIBILITY. Shall take all action reasonably necessary to assure that Borrower's computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, Borrower shall provide Bank assurance acceptable to Bank of Borrower's Year 2000 compatibility.

          6.19 FISCAL YEAR CHANGE. Shall not change its fiscal year.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

          7.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur, an Event of Default shall be deemed to have occurred:

                    (a) PAYMENT OF LINE OF CREDIT NOTE. If Borrower defaults in the payment of any principal of or interest on the Line of Credit Note (or fails to pay such principal or interest in the manner set forth herein) or of any other amount payable hereunder or under any of the other Credit Documents; or

                    (b) PAYMENT OF OTHER BANK OBLIGATIONS. If Mackenzie or any Subsidiary defaults in the payment of any principal, interest or other amounts owing or under any other Indebtedness to Bank or its affiliates, or under any swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Bank or its affiliates, in each case that is not cured within any grace period provided in the document or instrument evidencing such Indebtedness or other obligation; or

                    (c) PAYMENT OF OTHER OBLIGATIONS. If Mackenzie or any Subsidiary defaults in the payment of principal of or interest on any other Indebtedness that is in excess of $10,000 or any other material contract (other than taxes being contested as permitted by this Agreement) beyond any period of grace provided with respect thereto, or in the performance of any other material contract or any agreement, term or condition contained in any agreement or instrument under which any such Indebtedness is created if the effect of such default in payment or performance is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

                    (d) CONTRACT CONTINUITY. If Mackenzie or any Subsidiary shall either receive or tender notification of cancellation to provide investment advisory or investment management services to a substantial amount (measured in either volume of service or number of clients) of the clients to which any Borrower is currently contractually obligated to provide such services; or

                    (e) REPRESENTATIONS AND WARRANTIES. If any representation, warranty, report or certification made by or on behalf of any Borrower herein or in any of the other Credit Documents or in any writing furnished in connection with or pursuant to this Agreement or any of the other Credit Documents shall be false or misleading in any material respect (i) on the date as of which made or reaffirmed or (ii) at any other time; or

                    (f) OTHER COVENANTS. If Borrower defaults in the performance or observance of any agreement, covenant, term or condition binding on them contained in the Credit Documents and, except with respect to defaults in the performance of the covenants contained in any of SECTIONS 6.2, 6.3, 6.6, 6.7, 6.8, 6.9, and 6.10 hereof (as to which there is no cure period), and SECTION 6.1 hereof (as to which an Event of Default shall occur if Borrower should fail to deliver to Bank any such required report, certificate or information within the time period set forth therein, and shall fail to cure such default within five days of notice thereof from Bank), such default is not remedied within thirty
(30) days after its occurrence; or

                    (g) DEFAULT UNDER CREDIT DOCUMENTS. If a default or event of default shall occur under any of the other Credit Documents or under any swap agreement (as defined in 11 U.S.C. ss. 101) with Bank or its affiliates; or

                    (h) LIQUIDATION, DISSOLUTION OR BANKRUPTCY. If Mackenzie or any Subsidiary shall Liquidate or dissolve or suspend operation of its business; or shall file a voluntary petition or an answer, or an involuntary petition that is not dismissed within sixty (60) days is filed against Mackenzie or any Subsidiary seeking reorganization, arrangement, readjustment of any of its debts or for any other relief under Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action is taken by Mackenzie or any Subsidiary indicating its consent to, approval of or acquiescence in any such petition or proceeding; or if Mackenzie or any Subsidiary applies for, or a receiver, trustee or custodian is appointed for Mackenzie or any Subsidiary or for all or a substantial part of any of its property; or if Mackenzie or any Subsidiary enters into an assignment for the benefit of creditors; or if Mackenzie or any Subsidiary is unable, or admits in writing its inability to pay any of its debts as they mature; or a warrant of attachment, execution or similar process against any substantial part of the property of Mackenzie or any Subsidiary is issued that is not dismissed within thirty (30) days and which attachment, warrant or process relates to a claim in excess of $100,000 either alone or when aggregated with all other such warrants, attachments, and processes; or

                    (i) JUDGMENT. If a final judgment in excess of $100,000 shall be rendered against Mackenzie or any Subsidiary and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereon stayed pending appeal, or if within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; or

                    (j) INVALIDITY OF CREDIT DOCUMENTS. If (i) any of the Credit Documents shall be deemed invalid or unenforceable for any reason; or (ii) any Person shall contest the validity of any of the Credit Documents, PROVIDED Bank reasonably believes that such Person's claim may be valid and such invalidity or unenforceability could have a material adverse effect on the condition (financial or otherwise) of Borrower, or on Bank's position vis-a-vis, this Agreement or the Line of Credit Note.

          7.2 REMEDIES. Upon the occurrence of any Event of Default (but after the expiration of any grace period provided herein with respect to such Event of Default) and at any time thereafter Bank may, at its option, declare the Line of Credit Loan and all or any portion of the obligations owing by Borrower to Bank under the Credit Documents to be forthwith due and payable, whereupon (or otherwise upon the occurrence of any event described in SECTION 7.1(h) hereof, whether or not such declaration shall be made) the Advances and any other such obligations shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein or in the other Credit Documents to the contrary notwithstanding (other than grace periods and/or notice provisions provided for herein) and in addition, Bank may immediately proceed to foreclose its mortgages or liens on or security interest in any collateral that it may hold and to exercise its rights under and to do all other things provided for by law or by the terms of the Credit Documents. Borrower acknowledges the unconditional right of Bank to pledge or transfer the Line of Credit Note to any third party ten
(10) days after providing notice of such sale to Borrower, during which ten (10) days Borrower shall have the right to purchase, or cause to be purchased by parties of its choosing, the Line of Credit Note under the terms offered by the third party selected by Bank; PROVIDED, HOWEVER, that Bank shall have an unconditional right to pledge or transfer the Line of Credit Note to any party at any time following an Event of Default contained in SECTIONS 7.1(a) or 7.1(h) hereof. Borrower hereby grants to Bank the right to disclose to any prospective purchaser(s) of the Line of Credit Note any information requested by such prospective purchaser(s); PROVIDED, THAT, prior to disclosing any material, non-public information regarding Borrower, Bank shall obtain a confidentiality agreement from the prospective purchaser in substance reasonably satisfactory to Borrower. Other than such permitted disclosures to any such prospective purchasers, Bank shall not disclose to any Person any confidential information regarding the financial condition of Borrower except (i) as required by law, or court or administrative order, (ii) information otherwise publicly available or freely usable or obtained from another public source, (iii) basic and general information regarding the level of lending activity and deposit activity and account status, given in response to an inquiry from a creditor of Borrower, or
(iv) with the consent of Borrower.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.1 WAIVER OF DEFAULT. Bank may, by written notice to Borrower at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default that shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrower and Bank shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Event of Default so waived, whether or not in writing, shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

          8.2 AMENDMENTS AND WAIVERS. Bank and Borrower may, subject to the provisions of this Section, from time to time enter into written agreements for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of Bank or Borrower hereunder or under the other Credit Documents. No such amendment, modification or supplement shall be established by custom, conduct or course of dealing, but solely by an instrument in writing duly executed by the party to be charged therewith.

          8.3 NOTICES. All notices and other communications required or permitted hereunder or under any of the other Credit Documents shall be in writing (including telex, telefax or telegraphic communication) and shall be delivered personally, telexed (with appropriate answerback received), telefaxed (with confirmation of receipt immediately thereafter by telephone), telegraphed, sent by nationally recognized overnight courier (marked for overnight delivery), or sent by registered, certified or express mail, postage prepaid, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing hereunder by the respective parties:

          Borrower:      Mackenzie Investment Management, Inc.
                         700 South Federal Highway
                         Boca Raton, FL 33432
                         Attention: Mr. C. W. Ferris
                         Phone:     (800) 456-5111
                         Fax:       (561) 368-3576

          With a copy to:  Dechert Price & Rhodes
                           Ten Post Office Square South
                           Boston, MA 02109-4603
                           Attention: Gregory Konzal, Esq.
                           Phone:     617-728-7100
                           Fax:       617-426-6567

         Bank:             First Union National Bank
                           4299 N.W. 36th Street, 4th Floor
                           Miami Springs, FL 33166
                           Attention: Mr. Harvey Kanefsky
                                      Portfolio Manager
                           Phone:     305-883-4185
                           Fax:       305-883-4198

          With a copy to:  LeBoeuf, Lamb, Greene & MacRae, LLP
                           50 North Laura Street, Suite 2800
                           Jacksonville, FL 32202-3650
                           Attention: Pamela K. Phillips, Esq.
                           Phone:     904-354-8000
                           Fax:       904-353-1673

All such notices and communications shall (i) when delivered in person on any Business Day between the hours of 9:00 AM to 5:00 PM. (local time), be effective when delivered (or if delivered after 5:00 PM, be effective on the next Business Day to occur), (ii) when telexed (provided the correct answerback has been received) or telefaxed (provided receipt is immediately thereafter confirmed by telephone) or telegraphed, in each case on any Business Day between the hours of 9:00 AM to 5:00 PM (Eastern Standard time), be effective when telexed, telefaxed or delivered to the telegraph company for immediate transmittal, respectively (or if telexed, telefaxed or delivered to the telegraph company after 5:00 PM, be effective on the next Business Day to occur), or (iii) if mailed, be effective three (3) Business Days after the same has been deposited in the mails, postage prepaid, by registered or certified mail, return receipt requested, or (iv) if sent by a nationally recognized overnight courier service, be effective one (1) Business Day after the same has been delivered to such courier service marked for overnight delivery; in each case addressed as aforesaid.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          8.4 NO WAIVER: CUMULATIVE REMEDIES. No failure to exercise or delay in exercising, on the part of Bank, any right, power or privilege hereunder or under any of the other Credit Documents shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or thereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Credit Documents are cumulative and not exclusive of any other rights or remedies provided by law.

          8.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Line of Credit Note and the other Credit Documents and the making and any renewal of the Line of Credit Loan, notwithstanding any investigation thereof made by Bank or its agents.

          8.6 SET OFF BY BANK. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, BANK IS HEREBY AUTHORIZED AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE TO BORROWER, TO SET OFF, APPROPRIATE AND APPLY ANY OR ALL ITEMS HEREINABOVE REFERRED TO AGAINST ANY ACCOUNT OF BORROWER MAINTAINED AT BANK AND AGAINST ALL INDEBTEDNESS OF BORROWER TO BANK, UNDER THE CREDIT DOCUMENTS OR OTHERWISE, WHETHER NOW EXISTING OR HEREAFTER ARISING, IT BEING UNDERSTOOD THAT THIS PROVISION SHALL NOT AUTHORIZE BANK TO SET OFF, APPROPRIATE OR APPLY ANY SUCH ITEMS AGAINST ANY ACCOUNT MAINTAINED AT BANK IN WHICH ASSETS THAT ARE NOT THE PROPERTY OF BORROWER ARE HELD.

          8.7 ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents and other documents executed in connection herewith or contemplated hereby, contains the entire agreement of the parties regarding the subject matter hereof. The parties acknowledge that Bank has made no promises, agreements, conditions, undertakings, warranties or representations that are not specifically set forth in such agreements.

          8.8 ENFORCEABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

          8.9 REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Bank on demand
(a) for all costs and out-of-pocket expenses (including without limitation reasonable attorneys' fees, accounting fees, recording fees, the costs of any appraisal, survey, environmental assessments, engineering, inspections, searches, and other reasonable expenses), directly or indirectly incurred in connection with the preparation, execution, delivery, modification, waiver and amendment of this Agreement and the other Credit Documents and (b) for all expenses incurred by Bank (including without limitation reasonable attorneys' fees, court costs and other expenses, whether or not incurred in trials, appeals, bankruptcy actions or otherwise) in the enforcement of this Agreement or the other Credit Documents or in the collection of any indebtedness or other amounts owing under this Agreement or the other Credit Documents.

          8.10 EXECUTION OF COUNTERPARTS. The Credit Documents may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

          8.11 STAMP OR OTHER TAXES. Borrower shall pay any and all stamp, documentary, excise and intangible taxes and recording fees now or hereafter payable in respect of this Agreement, the Line of Credit Note, and the other Credit Documents (including, without limitation, any mortgages and UCC-1 financing statements) or any modification(s) thereof, and shall indemnify and hold Bank harmless with respect thereto. This obligation to indemnify Bank shall survive payment of the Line of Credit Note, and satisfaction of any mortgage or other security instrument securing the Line of Credit Loan. Bank may, but shall not be obligated to, at any time or from time to time, debit any deposit account of Borrower at Bank for the amount of any such taxes.

          8.12 WAIVER OF JURY TRIAL: ARBITRATION. EACH OF BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS. Upon demand of either party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents ("Disputes") between parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

          Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city of the Principal Office. The expedited procedures set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

          8.13 GOVERNING LAW. This Agreement and the other Credit Documents issued hereunder shall be governed in all respects by the laws of the State of Florida.


          IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be duly executed under seal as of the day and year first above written.


                                       FIRST UNION NATIONAL BANK


                                       By  /s/ DAVID C. JACKSON
                                           --------------------------------
                                           Name:  David C. Jackson
                                           Title: Vice President


                                       MACKENZIE INVESTMENT MANAGEMENT INC.


                                       By  /s/ C. WILLIAM FERRIS
                                           --------------------------------
                                           Name:  C. William Ferris
                                           Title: Senior Vice President


                                       IVY MANAGEMENT, INC.


                                        By  /s/ C. WILLIAM FERRIS
                                           --------------------------------
                                            Name:  C. William Ferris
                                            Title: Senior Vice President


                                       IVY MACKENZIE DISTRIBUTORS, INC.


                                       By  /s/ C. WILLIAM FERRIS
                                           --------------------------------
                                           Name:  C. William Ferris
                                           Title: Senior Vice President


                                       IVY MACKENZIE SERVICES CORP.


                                       By  /s/ C. WILLIAM FERRIS
                                           --------------------------------
                                           Name:  C. William Ferris
                                           Title: Vice President

                                 SCHEDULE 1.1(A)

                                 PERMITTED LIENS


The following shall be additional Permitted Liens:

          1. Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws.

          2. Attachment, judgment and other similar non-tax Liens not exceeding $100,000, in the aggregate, at any one time outstanding arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business.

          3. Liens securing Permitted Debt incurred solely for the purpose of financing the acquisition of tangible assets provided that such Lien does not secure more than the purchase price of such assets and does not encumber property other than the purchased assets.

          4. Liens related to the Mackenzie Program Master Agreement, dated as of March 16, 1999, and related agreements securing all right, title and interest, whether now existing or hereafter acquired, in, to and under those mutual fund asset based sales charges and 12b-1 fees, contingent deferred sales charges, and similar or replacement or substituted charges and fees payable by certain investment companies and other related assets.

                                  SCHEDULE 5.1

                                  SUBSIDIARIES


                                       JURISDICTION OF          JURISDICTIONS OF             SHAREHOLDERS AND
NAME OF SUBSIDIARY                      INCORPORATION            QUALIFICATION               PERCENTAGE HELD
------------------                     --------------           ----------------             ----------------
                                                                                           Mackenzie Investment
Ivy Management, Inc.                    Massachusetts                 Florida              Management Inc.-- 100%

                                                               All states, including       Mackenzie Investment
Ivy Mackenzie Distributors, Inc.          Florida                   Puerto Rico            Management Inc.-- 100%

                                                                                           Mackenzie Investment
Ivy Mackenzie Services Corp.              Florida                     Florida              Management Inc.-- 100%
